                                                                    EXHIBIT 99.1

PRESS RELEASE



         For Release:                  July 12, 2004
         Nasdaq:                       NCFC
         Contact:                      Investor Relations at (800) 200-7032
         Website:                      www.northcountrybank.com
                                       ------------------------


NORTH COUNTRY FINANCIAL CORPORATION
REPORTS SECOND QUARTER
AND SIX MONTH 2004 RESULTS OF OPERATIONS


(Manistique, Michigan) -- North Country Financial Corporation (Nasdaq: NCFC), the bank holding company for North Country Bank and Trust (the "Bank") recorded a second quarter 2004 loss of $1.6 million, or $.23 per share, compared to a loss of $2.7 million, or $.38 per share in the second quarter of 2003. For the six-months ended June 30, 2004 the Corporation lost $3.3 million, or $.47 per share, compared to a loss of $4.2 million, or $.59 per share in the first half of 2003.

"This is the fourth consecutive quarter that losses have diminished," said C. James Bess, president and chief executive of the Corporation and the Bank. North Country Financial Corporation lost $1.7 million in the first quarter of 2004, $2.5 million in 2003's fourth quarter and $3.0 million in last year's third quarter. "Second quarter results are about what we expected and include the negative impact of costs associated with branch closures and the loss from the sale of two branch locations. We expect to realize future reductions in operational costs from these branch closures. We also expect to realize additional benefits from the premiums accompanying the pending sales of the Munising, Escanaba, and Iron Mountain branches that are currently scheduled to be completed by September 30, 2004." said Bess. "While continued losses are not unexpected, the improving trend demonstrates that actions being taken to rehabilitate the company are having the sought-after effect."

Total assets of the Corporation at June 30, 2004 are $345.0 million, down 28 percent from $475.9 at June 30, 2003. Assets declined 18 percent from the $422.5 million reported at December 31, 2003.


Total deposits of $235.6 million at June 30, 2004 were down 33 percent from deposits of $353.4 million at mid-year 2003. Deposits declined 23 percent or $70.2 million from December 31, 2003 deposits of $305.8 million. The Bank opted not to renew approximately $10 million of brokered deposits that matured in the second quarter.

Loans totaled $233.0 million at June 30, 2004 compared to $358.4 at June 30, 2003, or a 35 percent decline. Loans are down $64.8 million, or 22 percent from December 31, 2003.

The declines in assets, deposits, and loans reflect, in part, the results of management's efforts to downsize the Bank and the Corporation via strengthened credit-granting policies and procedures, sale and workout of problem loans, and the sale, consolidation, and closure of unprofitable branches.

The Bank sold over $25 million of non-accrual and undesirable loans in the first quarter of 2004, and resolved a $13 million dollar non-accrual commercial loan relationship in June 2004. In May 2004 the Bank sold its Alanson and Mancelona, Michigan branches, consolidated its two offices in each of Traverse City and Sault Ste. Marie, Michigan into one office in each city, and permanently closed its branches in Boyne City, Cadillac, and Calumet, Michigan. Also during May 2004 the Bank entered into definitive agreements to sell its branches in Escanaba, Iron Mountain, and Munising, Michigan. Subject to customary conditions, these branch sales are expected to close in the third quarter of 2004.

In addition to the asset and deposit downsizing that has and will result from branch sales, non-interest expense is expected to decline as a result of the branch sales, consolidations, and closings. And, if the conditional settlement of class action securities litigation announced June 23, 2004 comes to fruition, legal fees are expected to decline significantly. Management continues to explore other options for expense reductions.

North Country Financial Corporations shareholder's equity is $5.9 million at June 30, 2004 compared to $16.3 million at June 30, 2003, or a decline of 64 percent. Shareholder's equity is down 45 percent from the $10.7 reported at December 31, 2003.

With the exception of capital, management believes the Bank is in substantial compliance with all provisions of the April 5, 2003 Cease and Desist Order. At June 30, 2004 and at prior quarter-ends, the Bank did not meet the capital ratio requirements of the Order.

"Achieving an adequate, regulatory-compliant capital position remains one of the Bank's and the Corporation's most important challenges. In striving to meet the capital challenge and other rehabilitative initiatives, we are continuing diligent efforts to raise capital or sell control of the company," Bess concluded.


                                       ###










 FORWARD-LOOKING STATEMENTS



This release contains certain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames. These and other factors may cause decisions and actual results to differ materially from current expectations. North Country Bank Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.







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                       NORTH COUNTRY FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Dollars in Thousands)





                                                                                                   June 30,         December 31,
                                                                                                     2004               2003
                                                                                               ----------------   ----------------
                                                                                                 (Unaudited)
ASSETS
  Cash and due from banks                                                                              $ 5,707            $ 7,433
  Federal funds sold                                                                                     9,333             15,600
                                                                                               ----------------   ----------------
     Cash and cash equivalents                                                                          15,040             23,033

  Interest-bearing deposits in other financial institutions                                             15,726              6,048
  Securities available for sale                                                                         64,552             84,774
  Federal Home Loan Bank stock                                                                           4,652              4,544

  Total loans                                                                                          233,032            297,846
     Allowance for loan losses                                                                         (10,850)           (22,005)
                                                                                               ----------------   ----------------
  Net loans                                                                                            222,182            275,841

  Premises and equipment                                                                                12,430             13,747
  Other real estate held for sale                                                                        3,557              4,356
  Other assets                                                                                           6,903             10,196
                                                                                               ----------------   ----------------

     Total assets                                                                                    $ 345,042          $ 422,539
                                                                                               ================   ================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
  Non-interest-bearing deposits                                                                       $ 21,477           $ 26,179
  Interest-bearing deposits                                                                            214,169            279,615
                                                                                               ----------------   ----------------
     Total deposits                                                                                    235,646            305,794

  Borrowings                                                                                            86,637             87,026
  Subordinated debentures                                                                               12,450             12,450
  Other liabilities                                                                                      4,424              6,569
                                                                                               ----------------   ----------------
     Total liabilities                                                                                 339,157            411,839

  Shareholders' equity:
      Preferred stock - No par value:
         Authorized 500,000 shares, no shares outstanding                                                  -0-                -0-
      Common stock - No par value:
         Authorized - 18,000,000 shares
         Issued and outstanding - 7,019,152                                                             16,175             16,175
      Accumulated deficit                                                                               (9,769)            (6,502)
      Accumulated other comprehensive income                                                              (521)             1,027
                                                                                               ----------------   ----------------

          Total shareholders' equity                                                                     5,885             10,700
                                                                                               ----------------   ----------------

      Total liabilities and shareholders' equity                                                     $ 345,042          $ 422,539
                                                                                               ================   ================



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                       NORTH COUNTRY FINANCIAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except per Share Data)
                                   (Unaudited)





                                                                  Three Months Ended                     Six Months Ended
                                                                      June 30,                              June 30,
                                                               2004               2003               2004               2003
                                                             --------           --------           --------           --------
Interest income:
  Interest and fees on loans:
     Taxable                                                 $  4,069           $  5,071           $  7,865           $ 10,712
     Tax-exempt                                                   324                429                643                851
  Interest on securities:
     Taxable                                                      574                520              1,272              1,212
     Tax-exempt                                                    43                 66                 86                132
  Other interest income                                           143                160                263                312
                                                             --------           --------           --------           --------
     Total interest income                                      5,153              6,246             10,129             13,219
                                                             --------           --------           --------           --------

Interest expense:
  Deposits                                                      1,378              2,133              3,043              4,678
  Borrowings                                                    1,189              1,213              2,370              2,412
  Subordinated debentures                                         119                123                238                245
                                                             --------           --------           --------           --------
     Total interest expense                                     2,686              3,469              5,651              7,335
                                                             --------           --------           --------           --------

Net interest income                                             2,467              2,777              4,478              5,884
Provision for loan losses                                         -0-                -0-                -0-                -0-
                                                             --------           --------           --------           --------
Net interest income after provision for loan losses             2,467              2,777              4,478              5,884
                                                             --------           --------           --------           --------

Other income:
  Service fees                                                    287                413                580                843
  Net security gains                                              -0-                214                -0-                191
  Other loan and lease income                                       4                 11                  9                 38
  Net gains on sale of loans                                        8                 51                 20                106
  Gain on sale of property and equipment                           37                 94                 85                113
  Other operating income                                           18                356                371                769
                                                             --------           --------           --------           --------
     Total other income                                           354              1,139              1,065              2,060
                                                             --------           --------           --------           --------

Other expenses:
  Salaries, commissions, and related benefits                   1,354              1,356              2,853              3,033
  Furniture and equipment expense                                 235                355                493                721
  Occupancy expense                                               279                351                626                750
  Data processing                                                 348                380                703                787
  Accounting, legal, and consulting fees                          572                836                978              1,666
  Loan and deposit expense                                        600                334              1,093                908
  Telephone                                                        19                364                232                697
  Advertising Expense                                              26                 95                 43                144
  Other                                                           988              1,143              1,789              1,721
                                                             --------           --------           --------           --------
     Total other expenses                                       4,421              5,214              8,810             10,427
                                                             --------           --------           --------           --------

Loss before provision for income taxes                         (1,600)            (1,298)            (3,267)            (2,483)
Provision for income taxes                                        -0-              1,359                -0-              1,679
                                                             --------           --------           --------           --------
Net loss                                                     $ (1,600)          $ (2,657)          $ (3,267)          $ (4,162)
                                                             ========           ========           ========           ========
Loss per common share:
  Basic                                                      $   (.23)          $   (.38)          $   (.47)          $   (.59)
                                                             ========           ========           ========           ========
  Diluted                                                    $   (.23)          $   (.38)          $   (.47)          $   (.59)
                                                             --------           --------           --------           --------
